UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 418-7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 25, 2022, Zendesk, Inc. (“Zendesk”) held a special meeting of its stockholders (the “Zendesk special meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 28, 2021, by and among Zendesk, Milky Way Acquisition Corp., a wholly owned subsidiary of Zendesk, and Momentive Global Inc. (“Momentive”).

At the Zendesk special meeting, Zendesk stockholders considered two proposals, including the Zendesk Share Issuance Proposal (as defined below). As set forth in Item 5.07 below, which is incorporated herein by reference, the Zendesk Share Issuance Proposal was not approved by Zendesk stockholders at the Zendesk special meeting. As a result, immediately following the Zendesk special meeting, Zendesk delivered to Momentive a written notice (the “Termination Notice”) terminating the Merger Agreement pursuant to Section 8.1(e) thereof. As a result of the Termination Notice, the Merger Agreement was terminated. No termination fee will be paid by any party in connection with the termination of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Zendesk on October 29, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Zendesk special meeting to consider certain proposals related to the Merger Agreement was held on February 25, 2022. At the close of business on January 3, 2022, the record date for the Zendesk special meeting, there were 121,595,601 shares of Zendesk common stock outstanding. Holders of 101,509,554 shares of Zendesk common stock were present at the Zendesk special meeting virtually or by proxy, representing 83.5% of the Zendesk common stock issued and outstanding and entitled to vote at the Zendesk special meeting, which constituted a quorum to conduct business at the Zendesk special meeting. The final voting results for the two proposals considered and voted upon at the Zendesk special meeting, each of which is described in detail in Zendesk’s definitive joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on January 7, 2022, are set forth below.

Proposal 1. Approval of the issuance of shares of Zendesk common stock to the stockholders of Momentive in connection with the merger contemplated by the Merger Agreement (the “Zendesk Share Issuance Proposal”). The Zendesk Share Issuance Proposal did not receive the requisite vote of Zendesk stockholders and therefore was not approved.

Votes For	Votes Against	Abstain
9,334,851	91,677,121	497,581

Proposal 2. Approval of the adjournment of the Zendesk special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Zendesk special meeting to approve the Zendesk Share Issuance Proposal (the “Zendesk Adjournment Proposal”). The Zendesk Adjournment Proposal did not receive the requisite vote of Zendesk stockholders and therefore was not approved.

Votes For	Votes Against	Abstain
10,763,095	90,195,172	551,287

Item 8.01	Other Events.

On February 25, 2022, Zendesk issued a press release announcing termination of the Merger Agreement. A copy of the press release issued by Zendesk is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.

By:	/s/ Shelagh Glaser
Name:	Shelagh Glaser
Title:	Chief Financial Officer (Principal Financial Officer)

February 25, 2022